TODD SHIPYARDS CORPORATION ANNOUNCES

AWARD OF CONTRACT TO OVERHAUL

USNS HENRY J. KAISER (T-AOE 187)

VIA FACSIMILE	CONTACT: HILARY PICKEREL
Total Pages - 1	SHAREHOLDER RELATIONS
206-623-1635 Ext. 106

SEATTLE, WASHINGTON...December 9, 2009...Todd Shipyards Corporation (NYSE:TOD) announced today its wholly owned subsidiary, Todd Pacific Shipyards Corporation ("Todd Pacific") was awarded a contract by the Military Sealift Fleet Support Command to perform mid-term availability work on the fleet replenishment oiler ship USNS Henry J Kaiser (T-AOE 187) ("Kaiser"). The overhaul and repair work includes tank cleaning and inspection, main engine overhaul work, communication and navigation aid maintenance, and various other machinery, ventilation, and piping items. The Kaiser is expected to arrive at Todd Pacific's Seattle shipyard on April 1, 2010 and is scheduled for a 42-day pier side availability. The firm fixed priced contract award is $3,031,336.

Todd Pacific performs a substantial amount of repair and maintenance work on commercial and federal government vessels engaged in various seagoing trade activities in the Pacific Northwest and provides new construction and industrial fabrication services for a wide variety of customers. Its customers include the U.S. Navy, the U.S. Coast Guard, NOAA, the Washington State Ferry system, the Alaska Marine Highway System, and various other commercial and governmental customers. Todd has operated a shipyard in Seattle since 1916.